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                                                               EXHIBIT 13(D)

                               PURCHASE AGREEMENT
                               ------------------


                 Pacific Horizon Tax-Exempt Money Market Portfolio, Inc. (the "Fund"), a Maryland corporation, and Hambrecht & Quist Group, Inc. ("H&Q"), a California corporation, hereby agree with each other as follows:

                 1. The Fund hereby offers H&Q and H&Q hereby purchases 59,124 shares of Class A Common Stock (par value $.001 per share) of the Fund at a price of $1.00 per share (such shares being hereinafter the "Purchased Shares"). H&Q hereby acknowledges receipt of one certificate representing 59,124 shares of the Fund's Class A Common Stock and the Fund hereby acknowledges receipt from H&Q of funds in the amount of $59,124 in full payment for the Purchased Shares.

                 2. H&Q represents and warrants to the Fund that the Purchased Shares are being acquired for investment purposes and not with a view to the distribution thereof and acknowledges that the certificate for the Purchased Shares will be legended to so reflect.

                 3. H&Q agrees that if any Purchased Shares are redeemed by any holder thereof prior to the end of the period over which the costs incurred by the Fund in connection with it organization, registration and the initial public offering of its shares are being amortized, H&Q will pay to the Fund an amount equal to the number resulting from multiplying the total unamortized organizational expenses by a fraction, the numerator of which is equal to the number of Purchased Shares redeemed and the denominator of which is equal to the aggregate number of Purchased Shares outstanding at the time of such redemption, to the extent that the Fund has not otherwise been paid such amount and for so long as it is the administrative positions of the Staff of the Securities and Exchange Commission to require such reimbursement.



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                 IN WITNESS WHEREOF, the parties hereto have executed this
Agreement as of the 31st day of March, 1988.

(SEAL)


                                           PACIFIC HORIZON TAX-EXEMPT
                                           MONEY MARKET PORTFOLIO, INC.
ATTEST:


/s/ W. Bruce McConnel, III                 BY: /s/ Thomas M. Collins
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(SEAL)


ATTEST:                                    HAMBRECHT & QUIST GROUP, INC.


/s/ Sally Sexton                           BY: /s/ [signature illegible]
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